Exhibit 99.1
FOR IMMEDIATE RELEASE
ALLIANCE SEMICONDUCTOR CONCLUDES SETTLEMENT
WITH INTERNAL REVENUE SERVICE
SANTA CLARA, Calif.—(BUSINESS WIRE)—February 11, 2008—Alliance Semiconductor Corporation (ALSC.PK) announced today that final decision documents filed with the United States Tax Court have been signed and entered by the judge, concluding Alliance’s dispute with the Internal Revenue Service in accordance with the terms of the Stipulation of Settled Issues previously filed with the Tax Court and described in Form 8-Ks filed on July 6, 2007 and January 10, 2008. Pursuant to the decision documents, Alliance will receive a tax refund of $6,641,660, plus interest, for the 2001 tax year. As previously announced, as a result of the settlement no additional taxes will be owed by Alliance for its taxable years 1999 through 2002, but Alliance’s net operating losses will be reduced.
Contacts:
Alliance Semiconductor Corporation, Santa Clara, CA
Melvin L. Keating, President and Chief Executive Officer
(408) 855-4900